UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  September 30, 2006

FISCHER IMAGING CORPORATION

(Exact Name of Registrant as Specified in Charter)

DELAWARE	0-19386	36-2756787
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

370 Interlocken Blvd, Suite 400 Broomfield, Colorado		80021
(Address of Principal Executive Offices)		(Zip Code)

(303) 452-6800

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02                                             Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b)  Departure of Directors or Principal Officers.

Effective September 30, 2006, David Kirwan resigned from his position as Senior Vice President, Chief Financial Officer and Secretary of Fischer Imaging Corporation (the “Company”).

(c)  Appointment of Principal Officers.

On October 5, 2006, the Board of Directors of the Company appointed, effective September 30, 2006, Paula L. Rosson, age 39, as Chief Financial Officer and Secretary of the Company.  Ms. Rosson also serves as the Company’s President and Chief Executive Officer, positions to which she was appointed on August 21, 2006.  In July 2005, Ms. Rosson was hired as Vice President and Controller of the Company. Prior to joining the Company, Ms. Rosson served as Assistant Controller of TeleTech, Inc. from March 2003 to December 2004 and held various positions at Cenveo, Inc. from January 1999 until February 2003. Ms. Rosson also has ten years of public accounting experience.

The Company and Ms. Rosson previously entered into an oral agreement with respect to Ms. Rosson’s compensation pursuant to which Ms. Rosson will receive a salary of $200,000.  In addition, the Company previously entered into a severance agreement, as subsequently amended, with Ms. Rosson whereby it agreed to pay 6 months salary to Ms. Rosson upon her involuntary termination, as defined in the severance agreement, including upon the Company filing a bankruptcy petition under Chapter 7 of title 11 of the United States Code.

Item 5.03               Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

(a)  Amendment to Bylaws

Effective as of October 5, 2006, the Company amended its Bylaws to eliminate the prohibition on the positions of President and Chief Executive Officer and Secretary being held by one person.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FISCHER IMAGING CORPORATION

Date: October 5, 2006	By:	/s/ Paula L. Rosson
Paula L. Rosson
President and Chief Executive Officer